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                              EMPLOYMENT AGREEMENT

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                            EFFECTIVE: June 16, 2005

                                 by and between

                                (1) CATCHER, INC.

                                     - and -

                                (2) Jeff Gilford


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              THIS EMPLOYMENT  AGREEMENT (this "Agreement") is made effective on the 16th day of June, 2005 ("Effective Date") by and between Catcher, Inc., a Delaware corporation with corporate offices located at 39526 Charlestown Pike, Hamilton, VA 20158-3322 ("Catcher" or the "Company") and Jeff Gilford, an individual residing at 3310 Avenida Anacapa, Carlsbad California 92009 (the "Employee"). The Company and the Employee are sometimes referred to herein as the "Parties."

              WHEREAS, the Company desires to employ Employee and Employee desires to be employed upon the terms and subject to the conditions of this Agreement.

              NOW THEREFORE, for good and valuable consideration given by each party hereto to the other, the receipt and sufficiency of which is hereby acknowledged, the Parties agree that the Company shall employ the Employee and the Employee shall be employed by the Company upon the following terms and conditions:

       1.     COMMENCEMENT AND TERM

              (a) COMMENCEMENT AND TERM. This Agreement shall commence on the "Effective Date" and unless sooner terminated pursuant to paragraph 4, shall continue for a period of three (3) years thereafter (the "Initial Term"). On completion of the Initial Term, this Agreement shall automatically renew for additional three-year periods (each a "Renewal Term") unless sooner terminated pursuant to paragraph 4, unless a written notice of non-renewal is provided to either Party by the other no earlier than 90 days prior to the end of the Initial Term or any Renewal Term and no later than 30 days prior to the expiration of the Initial Term or any Renewal Term. The Initial Term, together with each and every Renewal Term is hereinafter referred to as the "Term." In the event either party gives notice of nonrenewel pursuant to this section 1(a), this Agreement will expire at the end of the Initial Term or the current Renewel Term as the case may be

       2. TITLE AND DUTIES. The title, scope of employment and the duties of the Employee shall be as follows:

              (a) TITLE. The Employee shall serve the Company on a full-time basis with the title of Chief Financial Officer. The Employee will report to the Chairman and shall take direction from the Board of Directors of the Company (the "Board").

              (b) SCOPE OF EMPLOYMENT AND DUTIES. As Chief Financial Officer, the Employee shall direct the organization's financial planning and accounting practices as well as its relationship with lending institutions, shareholders, and the financial community, personally or through subordinate managers, and perform duties that are ancillary to any of the aforementioned duties or that may be agreed to by the Employee and the Board.

              (c) OTHER ACTIVITIES. The Employee shall devote his entire business-day attention and energies to his employment with the Company. The Employee may engage in civic, philanthropic or community service activities, so long as such activities do not interfere with the Employee's ability to comply with the terms and conditions of this Agreement and are not otherwise in conflict with the policies or interests of the Company; PROVIDED THAT, the Employee shall obtain the consent of the Chairman or CEO before engaging in such activities that require time off during the normal business day. Notwithstanding anything in this Agreement to the contrary, the Company hereby agrees (i) that Employee will complete his transition from direct activities on behalf of clients as principal of BlackFord Partners, which activities shall not exceed 12 hours per week until 60 days following execution of this

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Agreement,  (ii)  and  thereafter  that  Employee  will  continue  with  limited activities as principal of BlackFord Partners, provided that, such activities do not compete with or conflict with the duties of Employee's position set forth in paragraph 2(a), such determination shall be made in the reasonable discretion of Employer, and provided further that, such activities shall not exceed 4 hours per week.

              (d) PRINCIPAL PLACE OF BUSINESS. The Employee shall perform his duties principally from the Company's remote office initially located in Carlsbad, California or at such other place as the Company may designate from time to time, but not further than 20 miles from the Carlsbad without the consent of the Employee. Employee agrees that upon relocation of the Company's corporate office to the Virginia/Washington DC area, that the position may require frequent travel between the Principal Place of Business and the Company's new corporate office location, though such travel shall not require Employee to be away from the Principal Place of Business for greater than 40% of the business days of each month, unless mutually agreed.

       3. COMPENSATION AND BENEFITS. In full consideration for entering into this Agreement and for the Employee's services during the Term, the Employee shall receive the following compensation and benefits (together, the "Compensation"):

              (a) BASE SALARY. The Employee shall receive a base salary computed at the rate of $200,000 per calendar year (such amount, as may be increased by the Company, shall be referred to as "Base Salary"). Base Salary shall be paid in equal installments in accordance with the Company's payroll policy. The Employee's Base Salary shall be reviewed annually by the Chairman and Chief Executive Officer with a view to increasing the Base Salary if such increase is merited or warranted by the competitive environment and, in the discretion of the Board, is in the best interests of the Company and its shareholders.

              (b) BONUS. Employee shall be eligible to participate in any incentive bonus program the Company may adopt for its executive employees, provided that, in no event will such incentive bonus program provide for a bonus of less than 50% of Employee's Base Salary upon achievement of certain goals agreed between the Company and the Board. In addition, the employee shall be entitled to a bonus of $15,000 which shall not be part of any incentive bonus program or yearly bonus, and shall be paid within 30 days from the execution of this Agreement.

              (d) STOCK OPTIONS. The Company shall cause to be granted to Employee under the Catcher Holdings, Inc. 2005 Employee Stock Option Plan (the "Plan") that the Company may adopt for its employees, subject to approval of such Plan by the shareholders of the Company under applicable law and subject further to the terms of the Plan and the execution and delivery of such agreements and other documents required by the Plan, an option ("Option") to purchase a total of Nine Hundred Eighteen Thousand shares (918,000) shares of the Common Stock of Catcher Holdings, Inc. The exercise price for the shares issuable under Option shall be the fair market value of the Company's Common
Stock on the date of such grant. The Option shall vest according to the following schedule:

                     1. With respect to Options to purchase 580,000 shares (the "First Tranche"), 25% of the First Tranche shall vest on the Effective Date and the remaining 75% of the First Tranche shall vest pro rata monthly over the Initial Term;

                     2. With respect to Options to purchase 193,000 shares (the "Second Tranche"), 25% of the Second Tranche shall vest on the first anniversary of the Effective Date and the remaining 75% of the Second Tranche shall vest pro rata monthly during the three year period following the first anniversary of the Effective Date; and

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                     3.     With respect to Options to purchase  145,000  shares
(the "Third Tranche"), 25% of the Third Tranche shall vest on the second anniversary of the Effective Date and the remaining 75% of the Third Tranche shall vest pro rata monthly during the three year period following the second anniversary of the Effective Date.

Notwithstanding anything to the contrary that may be set forth in the Plan, any grant document or otherwise, any unvested portion of the Option shall immediately become fully vested upon the occurrence of a change in control of the Company (to be defined in the document granting the Initial Option to the Employee). Notwithstanding anything to the contrary that may be set forth in the Plan, any grant document or otherwise, any unvested portion of any Tranche that had commenced to vest shall immediately become fully vested upon the occurrence of either of the following events: (i) Employee terminates this Agreement for Good Reason (defined below); or (ii) the Company terminates this Agreement other than for Cause (defined below). The Option shall not be exercisable unless and until a registration statement on Form S-8 filed by Catcher Holdings, Inc. covering the shares issuable under the Plan shall have been declared effective by the Securities and Exchange Commission. Such Form S-8 shall be filed by Catcher Holdings, Inc. no later than 60 days following the effective date of the next registration statement to be filed by Catcher Holdings, Inc. following the Effective Date. Notwithstanding the terms of the Plan, the Options shall also provide for a post termination exercise period for vested options of 5 years.

              (e) EXECUTIVE BENEFITS. In addition to the remuneration described in paragraphs 3(a) through paragraph 3(d), above, and subject to paragraph 3(i), below, the Employee shall participate in all of the employee benefit plans and arrangements as may from time to time be made available by the Company to or for the Company's executive employees.

              (f) EXPENSE REIMBURSEMENT. The Company shall reimburse the Employee for reasonable and necessary business travel and other business expenses incurred in connection with the Employee's services under this Agreement; PROVIDED THAT, such expenses are made, verified and submitted to the Company for reimbursement in accordance with Company's expense reimbursement policies.

              (g) VACATION. Employee shall be entitled to fifteen (15) business days of vacation annually to be taken at such time or times as the Employee and the Company may agree during which time, all of Employees compensation and benefits shall continue.

              (h)    WITHHOLDING  AND SETOFF.  The Company  shall  withhold from
Compensation all federal, state and local taxes or other governmental obligations which Company is compelled to deduct by law with respect to the Employee. The Company may deduct from Compensation such other amounts which the Employee may owe the Company in connection with this Agreement or the Employee's employment; PROVIDED THAT, the Employee has explicitly authorized such deduction in writing in advance in each instance or has agreed to participate in a benefit plan requiring a contribution from the Employee.

              (i) PLANS GOVERN. Each and every benefit described in this paragraph 3 shall be subject to the terms and conditions of the applicable plan, scheme and/or insurance document (including with respect to waiting periods and other limitations) underlying such benefit, each of which plan, scheme and/or insurance document has been made available to the Employee for inspection at the Company's principal offices. Employee hereby acknowledges that prior to the Effective Date, the Employee has had access to, and the opportunity to examine, all such plans, schemes and documents and to obtain answers to all of the Employee's questions with respect thereto. The implementation of all benefits applicable to the Employee during the Term is subject to the policies and procedures established and issued by Catcher from time to time.

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       4.     TERMINATION OF AGREEMENT. This Agreement shall terminate only upon the happening of any of the following termination events:

              (a) COMPANY'S TERMINATION FOR CAUSE. The Company may terminate this Agreement and the Employee's employment hereunder solely upon (i) the Employee's conviction of a felony relating to the business of the Company, (ii) a final determination by a court of competent jurisdiction that Employee has breached a fiduciary duty to the Company, its successors or assigns, (iii) the Employee's acts or omissions constituting gross negligence, recklessness or willful misconduct with respect to the Employee's obligations or otherwise relating to the business of Company, or (iv) a material breach of any representation, warranty or covenant of Employee under this Agreement, PROVIDED THAT, the Employee has first been advised in writing by the Employer of the breach, and has been given a reasonable opportunity (not to exceed thirty (30) days) to cure such breach if such breach is capable of cure ("Cause").

              (b) EMPLOYEE'S TERMINATION FOR GOOD REASON. Employee may terminate this Agreement and the Employee's employment hereunder immediately upon notice to the Company for "Good Reason." For purposes of this Agreement, the term "Good Reason" shall mean (i) the Company's material breach in the performance or non-performance of any of the Company's obligations or duties under this Agreement, PROVIDED THAT, the Company has first been advised in writing by the Employee of the material breach, and has been given a reasonable opportunity (not to exceed sixty (60) days) to cure such breach if such breach is capable of cure, (ii) the failure of the Company to make any of the payments or provide any benefits as set forth in paragraph 3, above, or (iii) the diminution of the Employee's title, reporting relationship or the responsibilities or duties described herein.

              (c)    EMPLOYEE'S   VOLUNTARY   RESIGNATION.   The   Employee  may
terminate this Agreement without Good Reason.

              (d) AUTOMATIC TERMINATION UPON DEATH. This Agreement shall terminate automatically upon the death of the Employee.

       5.     RIGHTS AND DUTIES UPON TERMINATION.

              (a) EXCLUSIVE RIGHTS. Subject to paragraph 5(b), upon termination of this Agreement and the Employee's employment hereunder, the Company shall have no further obligation or liability to the Employee under this Agreement or otherwise, EXCEPT THAT

                     (i) if the Employee terminates this Agreement other than for Good Reason or the Company terminates this Agreement for Cause or the Agreement is terminated pursuant to paragraph 4(c), above, the Employee (or the Employee's estate, as the case may be) shall be entitled to receive: (a) all salary and monetary benefits to which the Employee is entitled under this Agreement up to and including the effective date of such termination; and (b) all other benefits to which the Employee is entitled as of the date of such termination under any Employee benefit plan or arrangement maintained by the Company in which the Employee participates, which benefit shall be determined and paid in accordance with this Agreement and such plans or arrangements; and

                     (ii) if the Employee terminates this Agreement for Good Reason, the Company terminates this Agreement other than for Cause, the Agreement terminates upon Employee's death (if such death occurs as a result of, or while engaging in duties within the course and scope of Employee's employment with Company), or the Agreement expires following the Company's notice to

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Employee that it will not renew this Agreement following the Initial Term or any
Renewal Term, the Employee shall be entitled to receive (a) all salary and monetary benefits to which the Employee is entitled under this Agreement up to and including the effective date of such termination; (b) all other benefits to which the Employee is entitled as of the date of such termination under any Employee benefit plan or arrangement maintained by the Company in which the Employee participates, which benefit shall be determined and paid in accordance with this Agreement and such plans or arrangements; (c) the greater of (x) Employee's Base Salary and any bonus, options or other remuneration that the Employee would have been entitled to under paragraph 3 for a period of eighteen
(18) months following the date of termination and (y) the Employee's Base Salary and any bonus, options or other remuneration that the Employee would have been entitled to for the remainder of the Term had this Agreement not been terminated.

              (b) DAMAGE OFFSET; DEBTS. To the extent permitted by applicable law, all amounts due or to become due to the Employee under this Agreement shall be subject to offset or deduction for amounts which the Employee owes to the Company. The Employee shall immediately repay all outstanding debts or loans to the Company or any affiliated company and the Company is hereby authorized to deduct from any wages or other sums owed to the Employee by the Company or such affiliate the amount of such debts or loans in repayment of all or any part thereof.

              (c) RETURN OF PROPERTY. Upon the termination of this Agreement, and the Employee's employment hereunder, the Employee will, or in the event of the Employee's death the Employee's estate will, immediately return to the Company all written confidential and proprietary information referred to in paragraph 6(a) as well as all other property loaned or consigned to the Employee by the Company.

              (d) EMPLOYEE RESIGNATION. If applicable, upon termination of this Agreement, the Employee shall immediately resign as an officer and, if the case may be, director of the Company.

       6.     CONFIDENTIAL INFORMATION AND COMPETITION BY THE EMPLOYEE.

              (a)    CONFIDENTIAL  INFORMATION.  Employee acknowledges that as a result of Employee's employment by Employer, Employee will gain access to and knowledge of confidential, proprietary and/or trade secret information of Employer regarding financial, planning, manufacturing and customer matters, technological data, methods, and processes, as well as other proprietary and confidential information, both oral and written (collectively referred to as "Confidential Information"). Employee further acknowledge that all Confidential Information is the exclusive property of Employer and that disclosure of Confidential Information would cause Employer to suffer serious competitive disadvantage as well as immediate and irreparable injury and damages.
Accordingly, Employee will not, either during the Term, or at any time thereafter, use for any purpose (other than for the benefit of Employer the
Term) or disclose to any person, firm or entity any Confidential Information unless required by law in which case the Employee shall give prompt notice to Employer. Confidential Information does not include any information that (i) Employee can clearly demonstrate is or becomes generally available to the public, other than as a result of disclosure by or through Employee inadvertently or on purpose, (ii) Employee can clearly demonstrate was in Employee's possession free of any obligation of confidence at or subsequent to the time such information was communicated to the Employee by Employer, (iii) Employee can clearly demonstrate was developed by Employee independently of and without reference to any Confidential Information, (iv) Employee can clearly demonstrate was known to Employee prior to its disclosure by Employer; or (v) was approved for release by written authorization of Employer.

Employee shall not without the prior written consent of the President and Chief Executive Officer of the Company either directly or indirectly publish any opinion, fact or material or deliver any lecture or

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address or participate in the making of any film,  radio broadcast or television transmission or communicate with any representative of the media or any third party relating to the business or affairs of the Employer or to any of its officers, employees, customers/clients, suppliers, distributors, agents or
shareholders.   For  the  purpose  of  this  paragraph,  "media"  shall  include television (terrestrial, satellite and cable) radio, newspapers and other journalistic publications.

              (b) SPECIAL EMPLOYEE COVENANTS. Because the Employee will have access to and possesses Confidential Information, including detailed customer lists and information relating to the operations and business requirements of those customers, the Employee is willing to enter into the covenants described in this paragraph 6(b) in order to provide the Company with what the Employee considers to be reasonable protection of the Company's interests. For the period from the Effective Date to and, if this Agreement is terminated by the Employee without Good Reason, until the first anniversary of the date of Employee's termination from employment, the Employee shall not, directly or indirectly:

                     (1) enter into or engage in the manufacture, sale or distribution of Competitive Products (as defined below) either on the Employee's own account, or as a partner or joint venturer, or as an employee, agent, consultant or salesman for any individual or other entity, or as an officer, director, or stockholder of a corporation, or as a lender, or otherwise, within the United States of America or within any foreign country in which the Company actually competes or in which the Company has during the Term adopted plans to compete, of which Employee had actual knowledge; PROVIDED THAT, the ownership, in the aggregate, of less than 1% of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market shall not, by itself, constitute a violation of this paragraph 6(b)(1) and PROVIDED FURTHER THAT, the ownership in the aggregate, of less than 5% of the outstanding shares of capital stock of a private company shall not, by itself, constitute a violation of this paragraph 6(b)(1). For purposes of this paragraph 6(b)(1), the term "Competitive Products" shall mean any and all products that are the same as, or which are competitive with, products that were under development, manufactured or sold by the Company during the two-year period immediately preceding the termination of the Employee's employment.

                     (2) employ, solicit for employment or cause or assist any person or other entity to employ or solicit for employment, any of the present or future employees or agents of the Company, or (ii) solicit or induce the customers of the Company to withdraw, curtail or cancel its business with the Company.

Nothing in this paragraph 6(b) shall be deemed (i) to limit, or to relieve the Employee from, legal duties owed by the Employee to the Company after termination of employment, including fiduciary duties, duties of loyalty, or other requirements of law applicable to the Employee as a result of the Employee's employment, directorship, officership or otherwise, or (ii) to limit, or to relieve the Employee from, the Employee's obligations under this Agreement or under law relating to Intellectual Property of the Company.

              (c) COVENANTS SEVERABLE. The covenants contained in paragraph 6(a) and 6(b) are intended to be separate and severable and enforceable as such.

              (d)    COVENANTS  REASONABLE.  The parties  agree and  acknowledge that the  duration,  scope and  geographic  area of the  covenants  described in paragraph 6(b) are fair, reasonable and necessary in order to protect the goodwill and other legitimate interests of the Company, that adequate consideration has been provided to the Employee by and under this Agreement for such obligations and that such obligations do not prevent the Employee from earning a livelihood. If, however, for any reason any court

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of competent  jurisdiction  (the  "Court")  determines  that the  provisions  of paragraph 6(b) pertaining to duration, scope and/or geographic area are too broad or otherwise unreasonable (together, such provisions being hereinafter referred to as "Restrictions"), such Restrictions shall be interpreted, modified or rewritten to include the maximum Restrictions as are valid and enforceable under applicable law. The Court is hereby requested and authorized by the parties to revise the Restrictions to include the maximum Restrictions allowed under applicable law and the Restrictions as so revised shall be binding upon the Employee. If the Court determines that the Restrictions should not be enforced for want of consideration, the Company may, at its option, provide the Base Salary to the Employee for the period from the date of the Employee's termination until the first anniversary of the Employee's termination from employment to support the Restrictions.

              (e) SPECIFIC PERFORMANCE. In the event of breach of any of the Employee's obligations under this paragraph 6, the Company shall have the right to have such obligation specifically enforced by a court of competent jurisdiction, including, without limitation, the right to entry of restraining orders and injunctions, whether preliminary, mandatory, temporary, or permanent, against a violation, threatened or actual, and whether or not continuing, of such obligation, without the necessity of showing any particular injury or damage, and without the posting of any bond or other security, it being acknowledged and agreed that any such breach or threatened breach would cause immediate and irreparable injury to the Company and that money damages alone would not provide an adequate remedy. The reasonable attorneys' fees and court costs of the prevailing party in any such proceeding shall be borne by the other party. A "prevailing party" shall be deemed to be a party that prevails on all substantive issues. In the absence of a prevailing party, each party shall bear its own costs if the Court has not otherwise ordered.

       7.     EMPLOYER'S REPRESENTATIONS; MISCELLANEOUS PROVISIONS.

              (a) INSURANCE - The Company represents that it shall maintain Director's and Officer's insurance coverage during the Term in amounts customary for a companies similar to the Company, but in no event less than $5 million.

              (b) INDEMNIFICATION - The Company agrees to indemnify Employee to the fullest extent permitted under the Delaware General Corporation Law.

       8.     EMPLOYEE'S REPRESENTATIONS; MISCELLANEOUS PROVISIONS.

              (a)    REPRESENTATION.  The Employee  represents and warrants that
(i) the Employee is not under any duty or obligation, including a covenant not to compete, that would interfere with the performance of the Employee's duties under this Agreement or would be beached by such performance, and (ii) the performance of the Employee's duties hereunder will not conflict with any obligation or undertaking of the Employee, legal, fiduciary or otherwise. These representations shall survive the termination of this Agreement.

              (b) MISCELLANEOUS. This is a contract for unique personal services. Neither this Agreement nor any right or obligation arising hereunder may be assigned by the Employee without the prior written consent of the Company, and any purported assignment without such consent shall be null and void. Otherwise, this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties and understandings, either oral or written, between the parties with respect

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thereto, except for rights of the parties under benefit plans,  arrangements and schemes between the Company and the Employer in place on the Effective Date relating to the employment relationship between the parties. This Agreement may not be amended or modified except by a writing signed by each of the parties hereto and delivered to the other party. The captions set forth in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever in this Agreement the words "include" or "including" are used, they shall be deemed to mean "include,
without  limitation,"  and  "including,   without   limitation,"   respectively.
References in this  Agreement to paragraphs are references to paragraphs of this
Agreement  and  in  all  cases  shall  include  all  subparagraphs   under  such
paragraphs. This Agreement has been the subject of negotiation and, accordingly, no presumption or burden of proof will arise with respect to any ambiguity or question of intent concerning this Agreement favoring or disfavoring any party to this Agreement by virtue of the authorship of any provision of this Agreement. The provisions of this Agreement may be waived only by a written instrument signed by the party so waiving. All notices required or permitted under this Agreement shall be in writing and shall be delivered by hand, sent by first-class, certified mail, postage and fees prepaid or sent by recognized overnight delivery service, addressed as follows:

       (i)    If to the Company:        Catcher,  Inc.
                                        39526 Charlestown Pike Hamilton,  VA
                                        20158-3322

                  Copy to: Piliero Goldstein Kogan & Miller, LLP 10 East 53rd Street
                                        New York, New York 10021
                                        Attention: Robert D. Piliero

       (ii) If to the Employee: To the address set forth in the first paragraph of this Agreement unless and until notice of another or different address shall be given as provided in this paragraph 7. Notices shall be effective upon delivery if hand delivered or delivered by recognized overnight delivery service and upon the third day after mailing if sent by certified mail. In the event any provision of this Agreement shall finally be determined to be unlawful or unenforceable, such provision shall be deemed to be severed from this Agreement and every other provision of this Agreement shall remain in full force and effect. This
Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflicts of law. Except as required to enforce specific performance rights described under paragraph 6(e), the parties hereby irrevocably consent to the personal jurisdiction of the United States District Court for the Southern District of California, or if such court lacks subject matter jurisdiction, to the exclusive jurisdiction of the State Courts of the State of California located in San Diego for all purposes permitted by this Agreement. The parties hereby expressly waive any and all claims and defenses either may have in respect to any proceeding in such court based on alleged lack of personal jurisdiction, improper venue or inconvenient forum, or any similar defense, to the maximum extent permitted by law. The obligations and representations of the parties that expressly survive the expiration or termination of this Agreement, or which, by their nature are intended to survive such expiration or termination, shall so survive in accordance with their terms or as is required to give effect to such intention, respectively.

       IN WITNESS WHEREOF, the Parties have signed this Agreement effective as of the day and year first above written.

CATCHER, INC.                           JEFF GILFORD

By: /s/ Ira Tabankin                    /s/ Jeff Gilford
 ----------------------                 -------------------------
ITS AUTHORIZED REPRESENTATIVE           INDIVIDUALLY


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